Exhibit 21

                         Subsidiaries of the Registrant

      As of February 23, 2000, Thermo Fibergen Inc. owned the following companies:

                                                                STATE OR JURISDICTION     REGISTRANT'S
                                                                   OF INCORPORATION        PERCENT OF
                          NAME                                                              OWNERSHIP
----------------------------------------------------------------------------------------------------------

Fibergen Securities Corporation                                     Massachusetts              100
GranTek Inc.                                                          Wisconsin                100
Next Fiber Products Inc.                                               Delaware                 51*

*Joint Venture/Partnership